Exhibit 32.2

AMENDED CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES- OXLEY ACT OF 2002

 In connection with the amended Annual Report of Avalon Energy Corporation (the "Company") on Form 10-KSB/A for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Amended Report"), I,Robert Klein, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, that:

 (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

 (2) The information contained in the Amended Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

 IN WITNESS WHEREOF, the undersigned has executed this certification as of the 16th day of May 2005.


/s/ Robert Klein
-----------------------
  Robert Klein
  Director